THE SANTA FE LETZ #1

A TURNKEY DRILLING PROGRAM

WORKING INTEREST PURCHASE AGREEMENT

Santa Fe Petroleum, Inc.

4011 W. Plano Pkwy, Suite 126

Plano, Texas 75093

Gentlemen:

I (the “Participant”) understand that Santa Fe Petroleum, Inc. (“SFP” or “Issuer”), a Delaware corporation (hereinafter referred to as "Issuer"), is offering for sale a fractional undivided working interest (“WI”) equal to 76% (57% of the Net Revenue Interest “NRI”) in the Santa Fe Letz #1 well (the "Well") after Completion (“NRI” and together with the WI, the “Interests”) (the development and operation of which shall be referred to as the "Program"). The Issuer and/or its Affiliates will retain a 24% Working Interest (18% of the Net Revenue Interest) in the Well after Completion. Also, the Issuer is retaining an Overriding Royalty Interest of approximately 2% in the Well, and the Overriding Royalty Interests of SFP and the landowners shall total approximately 25% of the Net Revenue Interest in the Well. I further understand that the Interests are being offered to the prospective purchaser at a Turnkey price of $1,590,950 including the completion of a water disposal well, payable $50,000 on or before August 22, 2013 as forfeitable earnest money (as may be increased hereunder, the “Earnest Money”), with the final funding of $1,540,950 being due in full on or before September 30, 2013 (the “Final Funding”), both being directly wired to the Issuer’s account at Compass Bank. Should the Final Funding not occur the Earnest Money would be forfeited with no further obligation from one party to the other.

Extension of Final Funding: SFP and the Participant hereby agree that should the Participant need additional time to complete the raising of the balance of the Final Funding amount, the Final Funding date may be extended to October 16, 2013 by wiring to SFP $250,000 of additional earnest money on or before August 30, 2013, the original Final Funding date.

The WI acquired by the Participant will entitle the holder thereof to share in net operating revenues created by production from the Well, if the Well is a commercial well. The Participant’s interest will be limited to production from the Well and well-bore. Ownership of an Interest will not entitle the Participant to share in net operating revenues from any other well located on any other spacing unit located on the leases surrounding the Well to be drilled or on any other Prospect.

1.	Subscription. I hereby subscribe for and agree to purchase the Interests and tender this executed Working Interest Purchase Agreement (“WIPA”), together my commitment to fund the purchase per the above described funding amounts and time frames (which may be subject to the Extension) referenced above.

2.	Acceptance of Subscription. I understand and agree that the Issuer reserves the right, in its sole discretion and for any reason, to accept or reject the subscription, in whole or part, and that the subscription shall be deemed accepted when and only when it is signed by a duly authorized officer of the Issuer and the Final Funding has been received by the Issuer.

3.	Use of Funds. I understand and agree that if this WIPA is accepted, the funds tendered per the above shall be considered corporate assets of the Issuer in payment for the Interests. SFP intends to use the funds to fund a turnkey contract, a form of which has been attached hereto.

4.	Representations and Warranties of the Subscriber. I understand that the Interests are being offered and sold in reliance upon certain exemptions from the securities registration provisions of the Securities Act of 1933, (the “Act”) and non-public offering exemptions of the securities acts of the states in which the Interests are being offered. As a condition to purchasing interests, and for the purposes of the above-mentioned exemptions and/or qualifications to the extent applicable, and knowing that you will rely upon the statements made herein for such exemptions and in determining my suitability as an investor, I represent and warrant to you that:

a) The offering of Interests was made only through direct personal contact between the Participant and a representative of the Issuer;

b) I have completed a Purchaser Suitability Questionnaire and understand that the Issuer will rely on the accuracy and completeness of the information set forth therein in determining whether to accept this offer and in complying with its obligations under applicable state and federal securities statutes and regulations;

c) I am an “accredited investor” as that term is defined in Rule 501 of Regulation “D” promulgated under the Act.

d) I have been advised that the Interests have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with any state securities regulatory agency and understand that the Interests are being offered in reliance upon certain exemptions from registration under applicable state and federal securities statutes;

e) I have had an opportunity to ask questions of, and receive answers to those questions, from officers and employees of the Issuer concerning the terms and conditions of the Program and the proposed business of the Issuer, and that all such questions have been answered to my full satisfaction;

f) I have been advised that an investment in Interests will involve a high degree of risk and that there are no assurances that I, if accepted as a purchaser of Interests, will recover my investment or receive any return on my investment at any time;

g) I have been advised that a purchaser of Interests must be prepared to bear the economic risks of such an investment for an indefinite period because:

(1)	of the nature of oil and/or gas exploration and development;

(2)	the Interests are not registered under applicable securities statutes, and the Issuer does not intend that they be registered; and

(3)	the Interests will be subject to substantial restrictions on transfer as set forth below in this WIPA;

h) The funds to be tendered for the purchase of Interests subscribed will not represent funds borrowed by me from any person or lending institution except to the extent that I have a source of repaying such funds other than from the sale of the Interests, and further, that such Interests will not have been pledged or otherwise hypothecated for any such borrowing;

i) I am aware that the Issuer and its Affiliates may in the future be engaged in businesses which are competitive with that of the Program and agree and consent to such activities, even though there are or may be conflicts of interest inherent therein;

j)

k) I have all requisite authority to enter into this WIPA and to perform all of the obligations required to be performed by the Participant as a purchaser of Interests;

l) The Participant is the sole party in interest and is not acquiring the Interests as an agent or otherwise for any other person, is a legal resident of the state which is set forth on the signature page to this WIPA, and, if the Participant is a corporation, partnership, trust or other form of business organization, it has its principal office within such state, and was not formed for the specific purpose of purchasing Interests;

m) I hereby warrant that no representations or warranties have been made to me by the Issuer as to the tax consequences of this investment, or as to any profits, losses or cash flow which may be received or sustained as a result of this investment,;

n) I have knowledge and experience in financial and business matters and am capable of evaluating the merits and risks of an investment in the Program, and am able to bear the economic risks of my purchase, and, furthermore, I have had the opportunity to consult with my own attorney, accountant and/or purchaser representative regarding an investment in the Program;

o) I understand that the projections of potential production results and the reserve estimates included and/or in the exhibits thereto are merely estimates of possible results and not predictions of actual results, I understand that such projections have been based on a very favorable level of production for a specified period of time, which sustained level of production I understand cannot be assured by the Issuer, and accordingly, I have not relied on such projections as a representation, warranty or promise of future results of an investment in this Program.

5. Survival and Indemnification. All representations, warranties and covenants contained in this WIPA and the indemnification contained in this paragraph shall survive: (a) the acceptance of the WIPA by the Issuer; (b) changes in the transactions, documents and instruments which are not material or which are to the benefit of the Subscriber; and (c) the death or disability of a Subscriber. The Participant acknowledges the meaning and legal consequences of the representations, warranties and covenants in paragraph 4. hereof and that the Issuer has relied upon such representations, warranties and covenants in determining the Participant's qualification and suitability to purchase Interests in the Program. The Participant hereby agrees to indemnify, defend and hold harmless the Issuer, its officers, directors, employees, agents and controlling persons, from any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation herein or the breach of any warranty or covenant herein. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by the Participant shall in any manner be deemed to constitute a waiver of any rights granted to it under the federal securities acts or state securities acts. The obligation of the Issuer to sell the Interests specified herein to the Participant is subject to the condition that the representations and warranties of the Participant contained in paragraph 4. hereof shall be true and correct on and as of the acceptance of the WIPA in all respects with the same effect as though such representations and warranties have been made on and as of that date.

6. Limitation on Transfer of Interests. The Participant hereby further acknowledges that the Interests so subscribed for are being acquired for his own account for investment and not with a view toward resale or redistribution in a manner which would require registration under the Securities Act of 1933, as amended, or any state securities laws, and that he does not presently have any reason to anticipate any change in his circumstances or other particular events which would cause him to sell his interest, and that he is the sole party in interest acquiring this investment and that no parties other than the Participant, as record holder of the Interests, will have any beneficial interest in such Interests. Furthermore, if this subscription is accepted in whole or in part, the Participant agrees that he will not sell nor attempt to sell all or part of the Interests allocated to the Participant unless such Interests have first been registered under the Securities Act of 1933, as amended, and all applicable state securities statutes, or the Participant first furnishes an opinion of counsel satisfactory to the Issuer, stating that exemptions from such registration requirements are available and that the proposed sale is not, and will not, place the Issuer or any of its officers, directors or employees, in violation of any applicable federal or state securities law, or any rule or regulation promulgated thereunder. The Issuer has the right to refuse to recognize any attempted transfer of all or a portion of the Interests that do not meet the requirements of this paragraph.

7. Power of Attorney. The Participant hereby makes, constitutes and appoints Santa Fe Petroleum, Inc., 4011 W. Plano Pkwy., Suite 126, Plano, Texas 75093, and its successors, with full powers of substitution and resubstitution, as his true and lawful agent and attorney-in-fact, authorized on his behalf and in his name, place and stead, to execute, acknowledge, swear to and/or file with any person or jurisdiction any required legal or other documents, counterparts of the Operating Agreement, Division Orders, oil and gas sales contracts, re-appointment of Driller-Operator, assumed name certificates and similar instruments, drilling and completion contracts, purchaser orders and all other instruments necessary to conduct the activities of the Program. This Power of Attorney may be exercised by the above-named agent and attorney-in-fact for the Participant by executing such instrument with a single signature, or in such other manner, including by facsimile signature, as it may deem appropriate. This Power of Attorney will be binding on any assignee of the Participant's interest. Notwithstanding the powers granted to his agent and attorney-in-fact by the foregoing power of attorney, the Participant agrees to execute on his own behalf any appropriate instrument which his agent and attorney-in-fact is authorized to execute for him if requested or required to do so. Unless otherwise restricted by law, this Power of Attorney is irrevocable. The parties agree that this Power of Attorney has been coupled with an Interest.

8. Binding Effect. Except as otherwise provided herein, this WIPA shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

9. Choice of Law. The Participant agrees that Texas law shall govern this WIPA and all issues relating to participation in the Program.

10. Arbitration of disputes. With respect to the arbitration of any dispute, the Participant hereby acknowledges that:

(i) arbitration is final and binding on the parties;

(ii) the parties are waiving their right to seek remedies in court, including their right to jury trial;

(iii) pre-arbitration discovery is generally more limited and different from court proceedings;

(iv) the arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited; and

(v) the panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

The Participant and SFP both agree by their execution of this WIPA that any dispute arising between them (or any person deriving rights or claims through them) or any of their respective partners, agents, employees, or independent contractors, regardless of kind or character, arising out of the subject matter of this WIPA or any other services performed or not performed by a party or the relationship of a party, including questions regarding the formation, construction or arbitrability of this WIPA, shall be resolved through binding arbitration and Texas law will govern. The Participant and Issuer agree to submit the dispute to a court of competent jurisdiction in Dallas County, Texas for arbitration under title 7, chapter 171 of the Texas Civil Practice and Remedies Code. The Participant and Issuer agree that the number of arbitrators to be appointed by the court shall consist of three neutral arbitrators selected by agreement of the Participant, otherwise appointed by the court. The Texas Rules of Evidence and the Texas Rules of Procedure shall apply at all times, with only one arbitrator being appointed to administer procedural rules relating to discovery. Arbitration shall be conducted in Dallas County, Texas.

The foregoing representations and warranties are true and accurate as of the date hereof and will be true and correct as of the date that the Participant acquires Interests, if this subscription is accepted. In witness hereof, the Participant subscriber has executed this WIPA on

July_______, 2013.

ACCEPTED:
SANTA FE PETROLEUM, INC.	PURCHASER - PARTICIPANT:

By:

Name:	By:

Title:	Name:

_____________________, 2013
Acceptance Date	Title:

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